KAUFMAN & MOOMJIAN, LLC
                                Attorneys at Law
                   50 Charles Lindbergh Boulevard - Suite 206
                          Mitchel Field, New York 11553

                            Telephone: (516) 222-5100
                            Facsimile: (516) 222-5110
                             Internet: kmcorplaw.com

                                                  January 30, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20006

          Re:  Vizacom Inc.
               Registration Statement on Form S-3
               ----------------------------------

Dear Sirs/Madams:

          We have acted as counsel for Vizacom Inc., a Delaware corporation
(the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,200,800 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company, to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard, we have participated in the preparation of a Registration Statement on Form S-3, as amended as of the date hereof (the "Registration Statement") relating to the Shares. The Shares include an aggregate of 995,500 shares (the "Underlying Shares") of Common Stock issuable upon exercise of outstanding warrants (the "Warrants") of the Company.

          We are of the opinion that (a) the Shares issued and outstanding on the date hereof are duly authorized, legally issued, fully paid and non-assessable and (b) the Underlying Shares, upon issuance in accordance with the terms of the respective Warrants, will be duly authorized, legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal matters" in the Registration Statement and in the Prospectus included therein.


                                        Very truly yours,

                                        KAUFMAN & MOOMJIAN, LLC


                                   By:    /s/ Neil M. Kaufman
                                       -------------------------------------
                                        Neil M. Kaufman, Member